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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): January 7, 2004
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                                   Adven, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Wyoming
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                 (State or Other Jurisdiction of Incorporation)

                   0-24262                     91-1363905
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           (Commission File Number) (IRS Employer Identification No.)


                  245 Park Avenue, 39th Floor, New York, 10167.
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               (Address of Principal Executive Offices)(Zip Code)

                                 (212) 672 1878
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              (Registrant's Telephone Number, Including Area Code)


                      3653 Hemlock Court Reno, Nevada 89509
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          (Former Name or Former Address, if Changed Since Last Report)











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

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On January 7, 2004 (the "Effective Date"), pursuant to a Stock Purchase Agreement between Adven Inc. ("Adven" or the "Company"), a Wyoming corporation and all of the shareholders of Barnard Castle Limited ("Barnard"), Valley Forge Site Limited ("Valley Forge") and Steinbeck Limited ("Steinbeck") (collectively the shareholders of these entities will be referred to as the "Shareholders"), Adven acquired all of the shares of Barnard, Valley Forge and Steinbeck from the Shareholders in consideration for the issuance of a total of 200,000,640 shares of Adven to the Shareholders. Pursuant to the Agreement, Barnard, Valley Forge and Steinbeck became wholly owned subsidiaries of the Company and the Company is in the process of a Certificate of Amendment in the State of Wyoming changing its name to West Africa Gold Inc.

Pursuant to the terms of the Agreement, Henri Hornby and Sheila Ledrew resigned as the directors of the Company and Richard Mark Axtell was appointed to the Board of Directors. In addition, Henri Hornby resigned as President, Chief Executive Officer and Chief Financial Officer of the Company, Sheila Ledrew resigned as Secretary of the Company and Richard Axtell was appointed as President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company.

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and by unanimous consent of the Shareholders on January 7, 2004.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at January 21, 2004, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                 NAME OF                     SHARES OF
TITLE OF CLASS   BENEFICIAL OWNER            COMMON STOCK     PERCENT OF CLASS
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Common           Richard Axtell (1)                     0               0
                 President, CEO,
                 CFO and Director

Common           Hanover Capital Group plc     63,895,836           31.62%

Common           Roseau Enterprises Limited    20,000,064            9.89%

Common           Eurpacific Consulting plc     20,000,064            9.89%

DIRECTORS AND                                           0               0
OFFICERS AS A GROUP

(1) Mr. Richard Axtell, the sole Officer and Director of the Company, does not directly own any shares of the Company. However, Mr. Axtell is a Director of Hanover Capital Group plc which owns 63,895,836 shares of the Company.

The following is a biographical summary of the directors and officers of the
Company:

RICHARD MARK AXTELL, 40, has been President, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company since January 7, 2004. Mr. Axtell is a change management professional with over 17 years experience in the development and implementation of strategic plans. From 2000 - 2003, Mr. Axtell was the General Manager of Regus PLC where he reported to the group CEO and assumed a senior "trouble shooting" position with responsibility for the groups most challenged markets. In the first year he was based in Eastern Europe with Managing Director responsibilities for this long term problem region and the targeted turn-round expectation was 12 months. In the second year he was brought into London to protect and grow the groups most (revenue and EBIT) valuable business during the hardening of the B2B markets.

From 1997 - 2000, he was the Chief Executive Officer of Essential Beverage Holdings Limited. Mr. Axtell was based in South Africa where he was brought in to control group holdings board. Appointed to achieve business growth through logical restructure program and turned organization into a public listed company and raising capital to fund future expansion programs.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Barnard. Valley Forge and Steinbeck for 200,000,640 shares of common stock of the Company. Pursuant to the Agreement, Barnard, Valley Forge and Steinbeck became wholly owned subsidiaries of the Company. Barnard, Valley Forge and Steinbeck control, in the aggregate, seventy (70%) percent of Toubikoto, Manianguiti, In Darset, Anefis and Touban, being the gold mining prospects in Mali. Through this Agreement the Company acquired certain rights to prospect for minerals in certain concession areas in the Republic of Mali. Five projects are considered, namely Toubikoto (Gold), Manianguinti (Gold), In Darset (Gold, Base Metals), Anefis (Gold, Base Metals) and Touban (Nickel, Copper, pge's). The five projects are in three areas, viz., south-west, north and south-east of Mali. As such, the five projects are presently at different levels of prospectivity and all require additional work to prove their defined resource base.

In Mali, the Company will have gold producing areas with three gold projects. There is an extensive exploration ground and an encouraging base metals deposit with significant gold and silver by-products and a nickel and PGE exploration project that may yield results at depth.

Of the three gold projects, the In Darset project has a Proven Reserve; however, the Probable and Measured Reserve base is substantial. The other two projects lack a Reserve base at present, but have a large Resource base in areas adjoining known large gold prospects / potential mines. Subsequently, this gives a high degree of confidence.

The group's business plan is based on the exploration of the resources defined or inferred on five viable targets. The Anefis project is in all probability a viable gold and base metals project. The In Darset project is also thought to have a good chance of succeeding. The two other gold projects, viz., Toubikoto and Manianguinti are located in the centre of activity near the Segala gold deposit, with the latter project being more favored because of the greater scope of previous work done there. The Mali mining code is administered by the DNGM (DIRECTION NATIONALE DE LA GEOLOGIE ET DES MINES) or National Directorate of Geology and Mines under the Ministry of Mines, Energy and Hydrology.

THE TOUBIKOTO AND MANIANGUINTI PROJECTS

These two projects in the same area in the Kenieba region in western Mali, and in the vicinity of the more famous Segala and Tabakoto permits, and some 15 kilometres north of the government administrative centre of Kenieba, can be considered together, even though they are separate concessions (permits). Kenieba is accessible by the laterite air strip from Bamako 360 kilometres to the south-east, and by road; access from the rail terminal Kayes on the Dakar, Senegal to Bamako railroad is by good 60 kilometre road to the Sadiola mine and a further 140 kilometres of four-wheel drive road, that is tricky in the rainy season.

The Toubikoto Authorisation to Explore has been issued on November 6, 1996 under the number 1031/DNGM. It is on the process of being transformed into an exploration permit. The Manianguinti Authorisation to Explore has been issued on November 6, 1996 under the number 1030/DNGM.

The permit areas actually adjoin each other for some 1 000 metres to the south of Toubikoto and north of Manianguinti. To the west of Toubikoto is the Segala permit and to its south and west of Manianguinti are the Keita (also known as Dar Salam) permits, whereas to the south of both Dar Salam and Manianguinti is the Tabakoto permit.

The deposits in the permit areas are essentially similar to Segala and Nevsun's Tabakoto prospect and together with the Medinandi permit further south are structurally controlled by the same north-east - south-west shear zone within both brittle and competent units, such as feldspar porphyries, silicified metasediments and small granitic or gabbroic intrusions.

The Segala and Dar Salam permits are underlain by the highly gold-prospective Dalema series of metasediments. This series forms the eastern margin of the most southerly major greenstone belt within the Kenieba or Kedougou-Kenieba Inlier, which is a window through younger cover rocks to the Lower Proterozoic Birimian volcano-sedimentary system. Late post-tectonic dioritic and kimberlitic dykes and diatremes intrude all the rocks in the area that is also traversed by numerous north-east - south-west striking shear structures that together make up the major Mali-Senegal fault or deformation zone.

The initial drilling targets were defined by simply following the artisanal (ORPAILLAGE) mining sites running from Segala north into Toubikoto and southwards into the northern part of the Manianguinti prospects with sporadic grab sampling of the artisanal workings and the rejected material from their operations. It was noted that as the artisanals only recover the free gold and the deposits are about 50 % free gold, they reject a large proportion of the gold that is locked up in the sulphides, mostly pyrite and arsenopyrite.

The exploration plan here is first of all to re-map and check all outcrops in relation to a structural model obtained from air-photo and satellite imagery interpretation. This should be followed by geophysical surveys, with airborne magnetic and electromagnetic survey, if available and / or ground geophysics, including the two areas and a gravimetric survey of the target areas and the surrounding area.

These investigations could give a clearer picture of stratigraphic pile and the structural controls of the geochemical inferred mineralization and outline the drilling targets. Core drilling will then follow with several essentially stratigraphic drill holes on the re-defined targets and further exploration will be success-driven, based on the continuing geological and structural interpretations afforded by the drilling results.

It is expected that the Toubikoto and Manianguinti projects can prove reserves of the order of magnitude and grade, etc. as those in the Nevsun Resources' Tabakoto Project in the vicinity. For this, the proposed prospecting operation detailed in this report will allocate funds and resources for extensive geophysical and geochemical work on the properties to be followed by drilling and comprehensive sampling, analysis and metallurgical testing of the defined ore bodies for inclusion in a complete feasibility study.

THE IN DARSET AND ANEFIS PROJECTS

The two projects of the Taghlit S.A. exploration or research permits (PERMIS DE RECHERCHE) are located in the north of the country, a relatively short distance form the Algerian border and the In Darset permit includes the larger resource and the best grade identified in the group's projects.

They are located in the Adrar des Iforas on the western side of the Trans-Sahara highway which connects Oran, Algeria on the Mediterranean coast with Gao on the Niger River to the south. This portion of the highway is symbolically marked with kilometre posts, but often degenerates into a series of parallel tracks. The 1,175-kilometre road from Bamako to Gao on the Niger River is paved and there are twice-daily ferries across the river to the north bank for vehicles of all sizes up to full-sized tractor trailers.

The Anefis permit is some 350 kilometres north of Gao, along the Tilemsi valley of the Trans-Sahara and In Darset lies 50 kilometres beyond it. The region lies in the `Kidal CERCLE' or special development region centred on the town of Kidal, located some 150 kilometres south of the Aguel'hoc junction between the two permits. The only other village in the area is Tessalit in the north of the In Darset permit, near the Algerian border.

The regional geology has been discussed as part of the general geology of northern Mali in 2.3 above. The Adrar area is underlain by the Tuareg Shield with Early and Late Proterozoic volcano-sedimentary rocks draped over it as an antiform with locally developed Pan-African conglomerates.

The permit areas are largely underlain by metamorphosed Late Proterozoic volcano-sedimentary rocks that have been intruded by lesser large-scale syn- to post-tectonic granitoids and smaller gabbroic bodies. The two permit areas are underlain by greywacke schists and supposed marine-laid tillites and In Darset has a single basin of Pan-African conglomerates surrounding an anorogenic alkaline complex. The areas are located over a major structural `suture zone' expressed by a major gravimetric low.

The In Darset permit has been issued on September 8th, 1999 under the number PR 96/66. The Anefis permit has been issued on September 8th, 1999 under the number PR 96/67. The depository of all historical exploration data is the DNGM (DIRECTION NATIONALE DE LA GEOLOGIE ET DES MINES) in Bamako. There are some difficulties in accessing the material in the archives and some of the reports, maps, etc. are missing, so that some serious assistance is required here. In addition to the DNGM archives, there is additional data reportedly also archived in the BRGM (BUREAU DE RECHERCHES GEOLOGIQUES ET MINIERES) and the CGG (CENTRE DE GEOLOGIE ET GEOPHYSIQUE EN MONTPELLIER) in France and the United Nations Revolving Fund for Natural Resources Exploration in New York, USA. Most useful is the DNGM `PLAN MINERAL' of 1978.

A preliminary phase will consist of an exhaustive literature search of the sparse data, acquisition and study of the available satellite imagery, possible air-photo interpretation, with field geological mapping and regional-scale geological and structural interpretation. It is proposed to follow this work from the permit areas to the possible extensions of the Algerian occurrences to the east. The fieldwork will form the basis of the planning for additional geophysical work, with a possible airborne geophysical survey.

This initial phase is expected to provide a sophisticated level of geological-structural interpretation and aid in the selecting and refining of target areas. A starting point will then be the previous sampling and trenching, following up on both the French and the SONAREM Soviet-advised programmes.

The proposed country office at Bamako will provide backup to a regional dispatching centre to be set up at Gao, which is 500 nautical miles or 950 kilometres, two hours, by air from Bamako, with a good airstrip, but a few days by car. Facilities at Kidal are not known at this stage. Field accommodation will be sought at Tessalit which has a good source of drinking water, is conveniently located between the two permits and has some interesting gold values in its own permit area.

Given the above, it is though reasonable to expect that the envisaged prospecting work detailed in this report could prove a considerable gold reserve in the two properties. The expectation to prove in excess of 3.9 Moz. in In Darset and a further 0.5 Moz in Anefis as tabulated below in this report and additional resources that may be found within the permits is thought entirely reasonable. For the purposes of the valuation of these projects, the significant base metal occurrences in the permit areas have not been considered in this report, except as indicated.

The operation on the western side of the Adrar des Iforas would also allow the investigation and exploration of possible extensions of the Algerian Tirek-Amesmessa deposits into the Mali side of the eastern Adrar. After all, all the Mali `discoveries' above lie alongside the Trans-Sahara highway.

THE TOUBAN COPPER-NICKEL AND PLATINUM PROJECT

The Kadiolo-Touban area is in south-eastern Mali, near the border with the Ivory Coast and Burkina Faso (former Upper Volta). The regional centre Kadiolo is some 300 kilometres due south of the Mali capital Bamako (some 400 kilometres by road) and some 75 kilometres by road south of Sikasso on the main Bamako - Burkina Faso road. The Touban permit has been issued on July 1st, 2002 the number PR 2002/158. The concession area the village of Touban and the copper-nickel and platinum anomaly lies on a small hill immediately to the east and south-east of the village. The principal anomaly is contained on this hill with elongated north-north-west - south-south-east axis and measuring some 2000 by 600 metres.

The geology of the area has been reported from various sources, following the geological reports on the geochemical sampling, drilling and analysis undertaken by the Mali BRGM (Bureau of Geological and Mining Research) under the DIRECTION NATIONAL DE LA GEOLOGIE ET MINES undertaken from the 1970's. This followed from an extensive petrographic study of the samples obtained and detailed Atomic Absorption Spectrophotometry geochemical analysis of prepared sections from the boreholes and samples.

The Touban hill is an intrusive basic-ultra basic elongated plug-like body that contains two petrographically distinct facies, an ultra basic peridotitic-type partly serpentinised facies and a gabbroic facies with little mineral alteration. The petrographic and geochemistry studies indicate that the Touban intrusive is differentiated from komatiite magma with similar mineralogy and geochemical characteristics of other known stratified basic-ultra basic bodies with massive sulphide mineral association. This factor is significant from the point of view of the mineral economic potential of the body.

The proposed work will consist of various phases to confirm the nickel and platinum potential of the Touban body and to drill a number of deep holes into the body to uncover a possible massive sulphide deposit at depth with economic nickel and / or platinum values.

The first stages will set up a grid on the ground followed by a field mapping and geochemical and geophysical surveys, including a detailed magnetometer and possibly a gravimetric survey. This will be immediately followed by further mapping and field investigations of any possible further anomalies uncovered and the interpretation of the structure and attitude of the body. A simple sample handling laboratory can be set up on or near the site for sizing and undertake simple preliminary geochemical assays of elements such as chrome and to send selected prepared samples for detailed analysis. Petrographic studies and further geochemical analysis and research will be done on core samples from the new boreholes.

Following this preliminary study, one or possibly two 600 metre boreholes will be drilled in the best position in the body most likely to intercept the deepest part of the basic-ultra basic body, in order to maximise the possible intersection of a massive sulphide body and establish its attitude and relative structure within the Touban plug-like body. The structure analysis of the results obtained will be used to drill further boreholes to identify further targets within the Touban body.

The success or failure of this borehole will then dictate either the abandonment or continuation of the project as a potential PGE prospect; the nickel anomalies will also be further studied, leading to a possible full feasibility study of the area as a nickel producer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c) Exhibits

Number      Exhibit
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2.1         Stock Purchase Agreement dated January 7, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ADVEN INC.


                                       By: /s/   Richard Mark Axtell
                                           -----------------------------------
                                                Richard Mark Axtell
                                                President

January 21, 2004